AMENDMENT NO. 1 TO SECOND
                    AMENDED AND RESTATED CREDIT AGREEMENT AND
                         JOINDER OF SUBSIDIARY GUARANTOR

                  THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND JOINDER OF SUBSIDIARY GUARANTOR (this "Amendment No. 1") is made this __ day of July, 1999 by and among PENN NATIONAL GAMING, INC., a Pennsylvania corporation ("Borrower"); FIRST UNION NATIONAL BANK, a national banking association (for itself and in its capacity as agent hereunder, "Agent"); the banks signatory to this Amendment No. 1 (together with the Agent, each individually a "Bank" and individually and collectively, the "Banks") and PENN NATIONAL GSFR, INC., a Delaware corporation.

                                   BACKGROUND

                  Borrower and Banks entered into a Second Amended and Restated Credit Agreement dated January 28, 1999 (as amended hereby and as may be further amended from time to time, the "Credit Agreement") for the purposes of providing a revolving credit facility, for the financing of a loan from Borrower to FR Park Racing L.P., the refinancing of certain existing indebtedness of Borrower, the issuance of letters of credit for the benefit of Borrower, and for the working capital needs and general corporate purposes of the Borrower.

                  Borrower and Banks have agreed to add a newly-created Subsidiary of Borrower as a Subsidiary Guarantor and to make certain amendments to the Credit Agreement as set forth herein and subject to the terms and conditions hereof.

     In consideration of the foregoing and the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows: i. Definitions (1) General Rule. Unless otherwise defined herein, terms used herein which are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement. (1) Additional Definitions. The following definitions are hereby added to Section 10.01 of the Credit Agreement to read in -------------------------------- their entirety as follows: "Amendment No. 1" means the Amendment No. 1 to Second Amended and
Restated Credit Agreement and Joinder of Subsidiary Guarantor by and among Borrowers and Banks dated July __, 1999. "Amendment No. 1 Effective Date" means the date on which the conditions set forth in Paragraph 7 of Amendment No. 1 have been satisfied.


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

     i.  Amendment to Section 2.02 of the Credit  Agreement  (Maximum  Letter of
Credit         Outstandings).         Section         2.02         of        the
--------------------------------------------------------------------------------
Credit Agreement is hereby amended and restated to read in its entirety as follows:

                            2.02 Maximum  Letter of Credit  Outstandings;  Final
                  Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $3,500,000 or (y) when added to the aggregate principal amount of all Loans then outstanding, an amount equal to the Total Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the third Business Day prior to the Final Maturity Date, on terms acceptable to the Issuing Bank) and (y) three Business Days prior to the Final Maturity Date.

i.                         Amendment to Section 3.01(b) of the Credit  Agreement
                           (Fees). Section 3.01(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           (b) The Borrower agrees to pay to the Agent for distribution to each Bank (based on each such Bank's respective Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to one-half of the Eurodollar Spread on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

i. Amendment to Section 7.06(b) of the Credit Agreement (Compliance with Environmental Laws). Section 7.06(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
                           (b) Borrower shall deliver to Agent on or before August 31, 1999 a copy of a Phase I environmental report with respect to the Williamsport, Pennsylvania and Chambersburg, Pennsylvania








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

                  properties and each Additional Mortgaged Property in form and substance satisfactory to Required Banks and prepared by a qualified environmental professional acceptable to Required Banks, together with any additional environmental assessments of such properties deemed necessary by Required Banks by a qualified environmental professional acceptable to Required Banks, and Borrower shall and shall cause its Subsidiaries to take such reasonable actions as may be recommended in any Phase I or other environmental assessment to Required Banks' reasonable satisfaction. Required Banks reserve the right at any time or from time to time to request that Borrower or its Subsidiaries take any such reasonable actions as may be recommended in any Phase I or other environmental assessment.

i. Joinder of New Subsidiary Guarantor. Penn National GSFR, Inc., a Delaware corporation ("GSFR"), is a newly-formed indirect subsidiary of Borrower. GSFR is hereby made a Subsidiary Guarantor under the Subsidiary Guaranty, and in furtherance thereof:

(1) GSFR  hereby  expressly  agrees  that it shall  be  bound by all  terms  and conditions of the Subsidiary Guaranty, including without limitation the representations, warranties and covenants in Sections 11 and 12 thereof, and shall be liable, jointly and severally with all other Subsidiary Guarantors, for all Guaranteed Obligations (as defined in the Subsidiary Guaranty).

(1) GSFR  hereby  expressly  agrees  that it shall  be  bound by all  terms  and conditions of the Security Agreement, including without limitation the representations, warranties and covenants set forth in Articles II, III, IV, V and VI thereof. GSFR hereby grants to Agent, for the benefit of Banks, a security interest in all the Collateral (as defined in the Security Agreement) owned by GSFR and any part thereof as security for the payment of all Obligations (as defined in the Security Agreement).

(1) GSFR hereby expressly agrees that it shall be bound by all the terms and conditions of the Pledge Agreement, including without limitation the representations, warranties and covenants set forth in Section 16 thereof. GSFR hereby pledges to Agent, for the benefit of Banks, a security interest in all the Collateral (as defined in the Pledge Agreement) owned by GSFR and any part thereof as security for the payment of all Obligations (as defined in the Pledge Agreement). Penn National Holding Company, as evidenced by its signature below, hereby acknowledges and agrees that the shares it owns of GSFR constitute Collateral (as defined in the Pledge Agreement) and are pledged to Agent, for the benefit of Banks, thereunder and hereunder. (1) GSFR hereby expressly agrees that it shall be bound by all the terms and conditions of the Contribution and Indemnification Agreement, as if it were a Credit Party (as defined in the Contribution and Indemnification Agreement) and original signatory thereto.
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

(1) Schedule V and Schedule VI to the Credit Agreement, Schedule 2 to the Security Agreement and Annexes A and B to the Pledge Agreement are hereby amended and restated in their entirety as set forth on Exhibit A attached hereto to reflect changes since January 28, 1999.

     i. Representations and Warranties. Borrowers hereby represent and warrant to Banks as follows:

(1) Representations. The representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects as of the date hereof, including as applied to GSFR as a Subsidiary; there is no Event of Default or Default under the Credit Agreement, as amended hereby; and there has been no material adverse change in the financial condition or business of Borrower or any Subsidiary from the date on which Borrower last delivered financial statements to Banks.

(1) Power and Authority. Borrower and each Subsidiary (including GSFR) has the power and authority under the laws of each of their states of incorporation or formation and under their articles or certificates of incorporation and bylaws or other formation documents or other formation documents to enter into and perform this Amendment No. 1 and the other documents and agreements required hereunder (collectively, the "Amendment Documents"); all actions (corporate or otherwise) necessary or appropriate for the execution and performance by Borrower and each Subsidiary (including GSFR) of the Amendment Documents have been taken; and the Amendment Documents and the Credit Agreement, as amended, each constitute the valid and binding obligations of Borrower and each Subsidiary (including GSFR), enforceable in accordance with their respective terms.

     (1) No Violations of Law or Agreements. The making and performance of the Amendment Documents by Borrower and each Subsidiary ------------------------------------------- (including GSFR) will not (i)
violate any provisions of any law or regulation, federal, state or local, or the articles or certificates of incorporation or bylaws or other formation documents of any Borrower or Subsidiary (including GSFR) or (ii) result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any agreement or instrument by which any Borrower or Subsidiary (including GSFR) or its property may be bound.

     i. Conditions to Effectiveness of Amendment. This Amendment No. 1 shall be effective upon Agent's receipt of the following documents, each in form and substance satisfactory to Agent:


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

     (1) Amendment No. 1. This Amendment No. 1 duly executed by Borrower, Agent, Banks, and GSFR.
------------------------

     (1) Opinion of Counsel to GSFR. An opinion letter from counsel to GSFR in form and substance satisfactory to Agent. --------------------------

     (1) Certificate of Good Standing. A certificate of good standing dated as of a recent date for GSFR in the jurisdiction ---------------------------- of its formation.

     (1) Secretary's Certificate. A certificate from the secretary of GSFR attaching: (1) the articles of incorporation ----------------------- and bylaws of GSFR; (2) resolutions from the board of directors of GSFR authorizing the execution by GSFR of this Amendment No. 1; and (3) an incumbency certificate.

     (1) UCC-1 Financing Statements. Executed UCC-1 financing statement to be filed against GSFR in those jurisdictions -------------------------- required by Agent.

     (1) Pledged Intercompany Notes. Delivery to Agent of pledged intercompany notes from or for the benefit of GSFR. --------------------------


     Stock Certificate. Delivery to Agent of the stock
                                    certificate(s) of GSFR.

     (1) Lien Searches against GSFR. As soon as available, lien searches agreement GSFR in such locations as Agent shall -------------------------- reasonably request. (1) Other Documents. Such additional documents as Agent may reasonably request. --------------- i. Affirmations. Borrower hereby: (i) affirms all the provisions of the Credit Agreement, Security Agreement, Pledge Agreement and Contribution and Indemnification Agreement, as amended by this Amendment No. 1, and (ii) agrees that the terms and conditions of the Credit Agreement, Security Agreement, Pledge Agreement and Contribution and Indemnification Agreement shall continue in full force and effect as supplemented and amended hereby.



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


     i. Miscellaneous. (1) Borrower agrees to pay or reimburse Agent for all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Agent in connection with the preparation, execution and delivery of this Amendment No. 1. (1) This Amendment No. 1 shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. (1) All terms and provisions of this Amendment No. 1 shall be for the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto. (1) This Amendment No. 1 may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document and each such counterpart shall be deemed an original. (1) Except as expressly set forth herein, neither the execution, delivery and performance of this Amendment No. 1, nor anything contained herein shall be construed as or shall operate as a consent to or waiver of any provision of, or any right, power or remedy of Banks under the Credit Agreement and the agreements and documents executed in connection therewith.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Amendment No. 1 the day and year first above written.

PENN NATIONAL GAMING, INC.

By: /s/Robert S. Ippolito__
Name: Robert S. Ippolito
Title: Chief Financial Officer, Secretary/Treaurer

PENN NATIONAL GSFR, INC., as a Subsidiary Guarantor

By: _/s/Robert S. Ippolito_
Name: Robert S. Ippolito
Title: Secretary/Treasurer

[EXECUTIONS CONTINUED]

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


FIRST UNION NATIONAL BANK, as Agent


By: Lynn Eagleson______________
Name: Lynn Eagleson
Title: Vice President


SUMMIT BANK


By: _/s/Mary Balciar__________
Name: Mary Balciar
Title: Vice Prsident





Accepted and Agreed:

MOUNTAINVIEW THOROUGHBRED
RACING ASSOCIATION, as a Subsidiary
Guarantor

By: _/s/Robert S. Ippolito____
Name: Robert S. Ippolito
Title: Secretary/Treasurer


PENNSYLVANIA NATIONAL TURF
CLUB, INC., as a Subsidiary Guarantor

By: _/s/Robert S. Ippolito____
Name: Robert S. Ippolito
Title: Secretary/Treasurer


[EXECUTIONS CONTINUED]







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


PENN NATIONAL SPEEDWAY,
INC., as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito____
         Name:  Robert S. Ippolito
          Title:  Secretary


STERLING AVIATION, INC.,
as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito____
         Name:  Robert S. Ippolito
         Title:   Secretary/Treasurer


PENN NATIONAL HOLDING
COMPANY, as a Subsidiary
Guarantor

By:      _/s/Robert S. Ippolito___
         Name:  Robert S. Ippolito
          Title:  Secretary/Treasurer

PENN NATIONAL GAMING OF WEST
VIRGINIA, INC., as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito__
         Name:  Robert S. Ippolito
         Title:  Secretary/Treasurer


PNGI POCONO, INC.,
as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito _
         Name: Robert S. Ippolito
         Title:  Secretary/Treasurer


                             [EXECUTIONS CONTINUED]





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


TENNESSEE DOWNS, INC.,
as a Subsidiary Guarantor

By:      /s/Robert S. Ippolito___
         Name: Robert S. Ippolito
         Title:  Secretary

THE DOWNS RACING, INC.,
as a Subsidiary Guarantor

By:      _/s/Joseph A. Lashinger
         Name:  Joseph A. Lashinger
         Title:  President

NORTHEAST CONCESSIONS, INC.,
as a Subsidiary Guarantor

By:      /s/ Robert S. Ippolito_
         Name:  Robert S. Ippolito
         Title:  Vice President

BACKSIDE, INC.,
as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito_
         Name:  Robert S. Ippolito
         Title:  Assistant Secretary

MILL CREEK LAND, INC.,
as a Subsidiary Guarantor

By:      _/s/Robert S. Ippolito_
         Name:  Robert S. Ippolito
         Title:  Assistant Secretary

WILKES BARRE DOWNS, INC.,
as a Subsidiary Guarantor

By:      _/s/Robert E. Abraham__
         Name:  Robert E. Abraham
         Title:  President







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